Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2025 Results

Sugar Land, Texas, November 6, 2025 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of advanced optical and HFC networking products that power the internet, today announced financial results for its third quarter ended September 30, 2025.

“We successfully delivered revenue, gross margin, and non-GAAP EPS in line with our expectations,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “We continued to see strong demand in our CATV business, driven by the continued ramp in orders for our 1.8 GHz amplifier products. We believe that the appeal of our amplifiers and QuantumLinkTM software is broad-based, which was evident by the continued momentum we saw with our largest customer as well as new customers during the quarter, and which led to the highest quarterly CATV revenue in our Company’s history. We continued to make progress on securing 800G product qualification. We are nearing what we believe are the final stages of 800G product qualification with several customers, and we continue to believe that we will produce meaningful shipments of 800G products in the fourth quarter.”

“We continue to demonstrate steady revenue growth and are pleased by the continued progress we have made in improving our gross margin,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “Exceptionally strong demand in our CATV business more than offset our datacenter revenue, which came in a touch below our expectations, largely due to the timing of certain shipments at quarter end due to various shipping and receiving delays. We continued to make progress on increasing our production capacity in both our U.S. and Taiwan locations, and believe that our U.S. factory will be the largest U.S. domestic production facility for high-speed, AI-focused datacenter transceivers. We expect to exit this year with a production capacity of around 100,000 units of 800G transceivers per month, with about 35% of this production being done in the U.S.”

Third Quarter 2025 Financial Summary

•	GAAP revenue was $118.6 million, compared with $65.2 million in the third quarter of 2024 and $103.0 million in the second quarter of 2025.

•	GAAP gross margin was 28.0%, compared with 24.4% in the third quarter of 2024 and 30.3% in the second quarter of 2025. Non-GAAP gross margin was 31.0%, compared with 25.0% in the third quarter of 2024 and 30.4% in the second quarter of 2025.

•	GAAP net loss was $17.9 million, or $0.28 per basic share, compared with net loss of $17.8 million, or $0.42 per basic share in the third quarter of 2024, and a net loss of $9.1 million, or $0.16 per basic share in the second quarter of 2025.

•	Non-GAAP net loss was $5.4 million, or $0.09 per basic share, compared with non-GAAP net loss of $8.8 million, or $0.21 per basic share in the third quarter of 2024, and a non-GAAP net loss of $8.8 million, or $0.16 per basic share in the second quarter of 2025.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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Fourth Quarter 2025 Business Outlook (+)

For fourth quarter of 2025, the company currently expects:

•	Revenue in the range of $125 million to $140 million.
•	Non-GAAP gross margin in the range of 29% to 31%.
•	Non-GAAP net income in the range of a loss of $9.0 million to a loss of $2.8 million, and non-GAAP income per share in the range of a loss of $0.13 to a loss of $0.04 using approximately 70.3 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors today, November 6th, 2025 to discuss its third quarter 2025 financial results and outlook for its fourth quarter 2025 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 8050941.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the fourth quarter of 2025. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), non-GAAP earnings per share, and non-GAAP Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation and related expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and losses from the disposal of idle assets, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2025 and Q3 2024 are employee severance expenses (if any), legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection (if any). Also included in our non-recurring expenses in Q3 2024, but not in Q3 2025, is management's estimate on the loss of aged account receivables. Moreover, in our non-recurring expenses in Q3 2025, but not in Q3, 2024, there is an early termination of factory lease related cost incurred. In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP Adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net loss. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q3 2025 and first three quarters of 2025 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q3 2024 and first three quarters of 2024.

Non-GAAP measures should not be considered as an alternative to gross profit, net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, loss (gain) from disposal of idle assets, and changes in the fair value of our convertible notes. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical and HFC networking products that are the building blocks for AI datacenters, CATV and broadband fiber access networks around the world. AOI supplies this critical infrastructure to tier-one customers across cloud computing, CATV broadband, telecom, and FTTH markets. The company has R&D facilities in Atlanta, GA, and engineering and manufacturing facilities at its corporate headquarters in Sugar Land, TX, as well as in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$150,717	$79,133
Accounts Receivable, Net	224,028	116,801
Inventories	170,214	88,135
Prepaid Expenses and Other Current Assets	30,353	17,199
Total Current Assets	575,312	301,268

Property, Plant And Equipment, Net	310,303	219,235
Land Use Rights, Net	4,804	4,837
Operating Right of Use Asset	42,048	9,646
Intangible Assets, Net	3,640	3,680
Other Assets	42,421	8,366
TOTAL ASSETS	$978,528	$547,032

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$150,145	$104,969
Bank Acceptance Payable	34,046	19,259
Accrued Expenses	34,135	22,091
Current Lease Liability-Operating	2,838	1,380
Current Portion of Notes Payable and Long Term Debt	27,978	22,370
Total Current Liabilities	249,142	170,069
Convertible Senior Notes	130,120	134,497
Other Long-Term Liabilities	40,181	13,354
TOTAL LIABILITIES	419,443	317,920

STOCKHOLDERS' EQUITY
Common Stock	68	49
Additional Paid-in Capital	1,045,986	683,462
Cumulative Translation Adjustment	1,088	(2,548)
Retained Earnings	(488,057)	(451,851)
TOTAL STOCKHOLDERS' EQUITY	559,085	229,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$978,528	$547,032

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
CATV	$70,602	$20,947	$191,122	$35,501
Datacenter	43,935	40,945	120,775	104,283
Telecom	3,742	2,798	8,618	7,445
Other	351	461	926	1,865
Total Revenue	118,630	65,151	321,441	149,094

Total Cost of Goods Sold	85,367	49,234	226,472	116,023

Total Gross Profit	33,263	15,917	94,969	33,071

Operating Expenses:
Research and Development	21,265	13,428	59,687	38,218
Sales and Marketing	9,871	4,796	23,363	14,503
General and Administrative	20,314	14,240	55,020	44,786
Total Operating Expenses	51,450	32,464	138,070	97,507

Operating Loss	(18,187)	(16,547)	(43,101)	(64,436)

Other Income (Expense):
Interest Income	451	156	961	509
Interest Expense	(902)	(1,702)	(2,653)	(5,072)
Other Income (Expense), net	702	336	8,587	1,957
Total Other Income (Expense):	251	(1,210)	6,895	(2,606)

Net loss before Income Taxes	(17,936)	(17,757)	(36,206)	(67,042)
Income Tax Expense	–	–	–	–
Net loss	$(17,936)	$(17,757)	$(36,206)	$(67,042)

Net loss per share attributable to common stockholders
basic	$(0.28)	$(0.42)	$(0.64)	$(1.68)
diluted	$(0.28)	$(0.42)	$(0.64)	$(1.68)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	63,329	42,312	56,762	40,021
diluted	63,329	42,312	56,762	40,021

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP total gross profit (a)	$33,263	$15,917	$94,969	$33,071
Share-based compensation expense	87	116	264	355
Non-recurring expense	7	29	48	66
Expenses associated with discontinued products	3,372	202	3,372	202
Non-GAAP total gross profit (a)	$36,729	$16,264	$98,653	$33,694

GAAP net loss	$(17,936)	$(17,757)	$(36,206)	$(67,042)
Share-based compensation expense	3,116	2,943	8,842	11,841
Expenses associated with discontinued products	3,372	202	3,372	202
Non-cash expenses associated with discontinued products	1,106	1,074	3,225	3,163
Amortization of intangible assets	113	102	330	332
Non-recurring (income) expense	86	409	1,340	2,507
Unrealized exchange loss (gain)	5,550	(260)	490	16
Tax (benefit) expense related to the above	(806)	4,505	3,519	17,311
Non-GAAP net loss	$(5,399)	$(8,782)	$(15,088)	$(31,670)

GAAP net loss	$(17,936)	$(17,757)	$(36,206)	$(67,042)
Share-based compensation expense	3,116	2,943	8,842	11,841
Expenses associated with discontinued products	3,372	202	3,372	202
Non-cash expenses associated with discontinued products	1,106	1,074	3,225	3,163
Amortization of intangible assets	113	102	330	332
Non-recurring expense (income)	85	409	1,341	2,507
Unrealized exchange loss (gain)	5,550	(260)	490	16
Depreciation expense	6,148	4,055	15,936	11,798
Interest (income) expense, net	451	1,547	1,692	4,563
Adjusted EBITDA	$2,005	$(7,685)	$(978)	$(32,620)

GAAP diluted net loss per share	$(0.28)	$(0.42)	$(0.64)	$(1.68)
Share-based compensation expense	0.05	0.07	0.16	0.30
Expenses associated with discontinued products	0.05	–	0.06	0.01
Non-cash expenses associated with discontinued products	0.02	0.03	0.06	0.08
Amortization of intangible assets	–	–	–	0.01
Non-recurring (income) expense	–	0.01	0.02	0.06
Unrealized exchange loss (gain)	0.08	(0.01)	0.01	–
Non-GAAP tax benefit	(0.01)	0.11	0.06	0.43
Non-GAAP diluted net loss per share	$(0.09)	$(0.21)	$(0.27)	$(0.79)

Shares used to compute diluted loss per share	63,329	42,312	56,762	40,021
Shares used to compute diluted earnings per share	63,329	42,312	56,762	40,021

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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